UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2024

ROSE HILL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40900	00-0000000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

981 Davis Drive NW, Atlanta, GA 30327
(Address of principal executive offices) (Zip Code)

(607) 279 2371
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Rose Hill Acquisition Corporation (the “Company”) has filed a winding up petition in the Grand Court of the Cayman Islands (the “Court”) on January 11, 2024. Following advice from the Company’s Cayman Islands counsel, it was determined that in light of the impossibility of completing an initial business combination by January 18, 2024, and in light of the provisions in the Company’s Amended and Restated Articles of Association (the “AoA”), the Company’s winding up should be pursued at the earliest opportunity. The Company has opted to pursue this strategy in order to have official liquidators appointed over the Company, and it is expected that a liquidator shall be appointed at a hearing scheduled for February 5, 2024.  The Company seeks to effectuate its orderly liquidation (i.e. to gather and distribute the assets to the relevant stakeholders within a reasonable amount of time after the Termination Date set forth in the AoA at the direction of an appointed liquidator) under the supervision of the Court and in accordance with its AoA and the applicable laws of the Cayman Islands.  Pursuant to the laws of the Cayman Islands, the Company is required to advertise its winding up petition in a newspaper having circulation in the United States and Cayman Islands. A copy of this advertisement is attached herein as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
99.1	Newspaper Announcement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE HILL ACQUISITION CORPORATION

By:	/s/ Albert Hill IV
Name: Albert Hill IV
Title: Co-Chief Financial Officer and Director

Date: January 18, 2024